UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2021

AMERICAN WELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39515	20-5009396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 State Street, 26th Floor Boston, MA		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 204-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	AMWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

On July 27, 2021, American Well Corporation (the “Company”) agreed to acquire Conversa Health, Inc. (“Conversa”) pursuant to an Agreement and Plan of Merger, by and among the Company, Conversa, Copernicus Merger Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Copernicus Merger Sub”), Copernicus Merger Sister Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Copernicus Sister Sub”), and the Securityholder Representative (the “Conversa Agreement”). Under the Conversa Agreement, Copernicus Merger Sub will merge with and into Conversa, with Conversa as the temporary surviving corporation, which will be immediately followed by Conversa merging with and into Copernicus Sister Sub, with Copernicus Sister Sub surviving as a wholly owned subsidiary of the Company (the “Conversa Transaction”). On July 28, 2021, the Company also agreed to acquire SilverCloud Health Holdings Inc. (“SilverCloud”) pursuant to an Agreement and Plan of Merger, by and among the Company, SilverCloud, Shannon Merger Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Shannon Merger Sub”), Shannon Merger Sister Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Shannon Sister Sub”), and the Securityholder Representative (the “SilverCloud Agreement”). Under the SilverCloud Agreement, Shannon Merger Sub will merge with and into SilverCloud, with SilverCloud as the temporary surviving corporation, which will be immediately followed by SilverCloud merging with and into Shannon Sister Sub, with Shannon Sister Sub surviving as a wholly owned subsidiary of the Company (the “SilverCloud Transaction” and together with the Conversa Transaction, the “Transactions”). The combined aggregate purchase price for the Transactions is approximately $320 million in cash and stock, plus the potential earn-outs described below of up to $70 million.

As a portion of the consideration for the Transactions, the Company has agreed to issue approximately 12.3 million shares of the Company’s Class A common stock, $0.01 par value (“Common Stock”), valued at the closing reference price of $11.81, which is equal to the average trading price of the Common Stock on the New York Stock Exchange (“NYSE”) for the 30 day calendar period ended July 27, 2021, to the equity holders of each of Conversa and SilverCloud upon consummation of each of the Transactions, subject to certain closing conditions. The Company also agreed to issue additional shares of Common Stock if certain operational and performance targets are met by each of Conversa and SilverCloud. The Common Stock issued for the operational earn-out and the performance earn-outs will be valued based on the average trading price of the Common Stock on the NYSE for the 30 day calendar period ending on the earn-out dates (as defined in each of the Agreements). The actual number of shares that will be issued to the equity holders of each of Conversa and SilverCloud under the earn-outs, if any, will depend on the extent of fulfillment of the earn-out performance targets at the time of calculation of the earn-out. The parties expect that the Transactions, which are subject to customary closing conditions, will close in the third quarter of 2021.

All of the securities that will be issued in the Transactions will be issued by the Company in reliance upon the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933 (as amended, the “Securities Act”), including Regulation D promulgated thereunder. The Company did not engage in any form of general solicitation or general advertising in connection with the transaction. Each stockholder of Conversa and SilverCloud receiving securities will represent that it was an “accredited investor” as defined in the Securities Act and that it will be acquiring such securities for its own account and not for distribution. All certificates representing the securities issued will have a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred until properly registered under the Securities Act or an exemption applies.

Item 7.01 Regulation FD Disclosure.

On July 28, 2021, the Company issued a press release regarding the Transactions. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. A copy of the investor presentation, dated July 28, 2021, is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The information in this Item 7.01 of Form 8-K and the attached Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 Exchange Act (as amended, the “Exchange Act”) or otherwise subject to the liability that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as expressly set forth by special reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated July 28, 2021, issued by the Company

99.2	Investor Presentation, dated July 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2021

AMERICAN WELL CORPORATION

By:	/s/ Bradford Gay
Bradford Gay
Senior Vice President, General Counsel